Exhibit 10.03

BANK OF GUAM

2011 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors March 28, 2011

Approved by the Shareholders May 2, 2011

Effective as of May 2, 2011

1. Purpose.

(a) The purpose of the Plan is to provide employees of the Bank and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Bank through accumulated payroll deductions.

(b) The Bank intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed accordingly.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to employee stock purchase plans under applicable provisions of federal securities laws, territorial or state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Bank” means the Bank of Guam and, to the extent and as applicable, any of its Designated Parents or Subsidiaries.

(d) “Board” means the Board of Directors of the Bank.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Bank or of any Designated Parent or Subsidiary, as applicable, for which options are granted to employees under this Plan.

(g) “Compensation” means an Employee’s base salary, overtime, bonuses, annual awards, and other incentive payments from the Bank or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code or an arrangement under Section 132(f)(4) of the Code. Compensation does not include reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Bank or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Effective Date” means May 2, 2011.

(k) “Employee” means any individual, including an officer or Director, who is an employee of the Bank or a Designated Parent or Subsidiary for purposes of Section 423(b)(4) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan. For purposes of this Plan, neither service as a Director nor payment of a Director’s fee shall be sufficient, by themselves, to make an individual an Employee.

(l) “Enrollment Date” means the first day of each Offer Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” means the last day of each Offer Period (or Purchase Period, if applicable).

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent Code Section 423 and the regulations thereunder, including consideration of: (A) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, or (B) if there are no securities of reasonably comparable corporations in the same industry being traded, the earnings history, book value and prospects of the issuer in light of market conditions generally.

(p) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Participant” means an Employee of the Bank or Designated Parent or Subsidiary who is actively participating in the Plan.

(s) “Plan” means this Employee Stock Purchase Plan.

(t) “Purchase Period” means a period specified as such pursuant to Section 4(b) hereof.

(u) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(v) “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility.

(a) General. Subject to the provisions of Subsection 3(c) below, any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

(b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Bank or of any Parent or Subsidiary, or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Bank and its Parents or Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Subsection 3(a) above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is twenty (20) hours or less per week; (ii) Employees whose customary employment is for not more than five (5) months in any calendar year; (iii) Employees who have been employed for less than two (2) years as of the Enrollment Date for such Offer Period; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

4. Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 18 hereof. The maximum duration of any Offer Period under the Plan shall be one (1) year. The initial Offer Period shall begin on July 1, 2011 and end of June 30, 2012. Thereafter, until and unless determined otherwise by the Administrator, Offer Periods shall be six (6) months in duration and shall begin on each July 1 and January 1.

(b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised on the last day of the Offer Period. However, with respect to any Offer Period, the Administrator may specify shorter Purchase Periods within an Offer Period, such that the option granted on the Enrollment Date shall be automatically exercised in successive installments on the last day of each Purchase Period ending within the Offer Period.

(c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or in such other form or procedure the Administrator determines for evidencing elections to participate) and filing it with the designated payroll office of the Bank at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Bank a change of status notice in the form of Exhibit B to this Plan authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Bank’s receipt of the change of status notice unless the Bank elects to process a given change in participation more quickly. A Participant’s subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option.

(a) On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) up to one thousand five hundred (1,500) shares of the Common Stock, subject to adjustment as provided in Section 17 hereof; provided that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

(b) The maximum aggregate number of shares that may be purchased by all Participants during any Offer Period shall not exceed the number of shares remaining available under the Plan on the Enrollment Date for that Offer Period.

(c) In accordance with Section 423(b)(5) of the Code, all Employees granted an option under the Plan or any Offer Period under the Plan shall have the same rights and privileges.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 below, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Offer Period (or Purchase Period, if applicable) or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7 above shall be returned to the Participant and shall not be carried over to the next Offer Period (or Purchase Period, if applicable). During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Bank shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant’s option.

10. Withdrawal; Termination of Employment.

(a) A Participant may either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving written notice to the Bank in the form of Exhibit B to this Plan. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date, and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Bank a new subscription agreement.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(l)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. Upon termination of a Participant’s employment relationship (as described in Section 2(l)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant’s death, the person or persons entitled to the Participant’s account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with subsection (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant’s account following the Participant’s termination of employment and the Participant’s option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

11. Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Share Reserve.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be one million five hundred thousand (1,500,000) shares, subject to adjustment upon changes in capitalization of the Bank as provided in Section 17. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 18, below.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Bank shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Accounts. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any. Each Participant’s payroll deductions may be commingled with payroll deductions of other Participants in an account segregated from the general funds of the Bank until withdrawn or used to exercise the Participant’s option under the Plan. The Bank shall not be obligated to pay interest on funds held by the Bank as a result of payroll deductions prior to withdrawal of funds by a Participant or use of funds to exercise the Participant’s option.

17. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan, due to a change in corporate capitalization and without the receipt of consideration by the Bank (through reincorporation, stock dividend, stock split, reverse stock split, combination or reclassification of shares), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 12(a), and the outstanding rights shall be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding rights. Such adjustments shall be made by the Administrator, the determination of which shall be final, binding and conclusive.

In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the securities or assets of the Bank, (2) a merger or consolidation in which the Bank is not the surviving corporation or (3) a reverse merger in which the Bank is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan. In the event that no surviving corporation assumes outstanding rights or substitutes similar rights therefor, participants’ accumulated payroll deductions shall be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering shall terminate immediately following such purchase.

18. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period (and/or any Purchase Period, if applicable) then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Bank and its stockholders. Except as provided in Section 17 and this Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Bank shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, implement and/or change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Bank’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

19. Notices. All notices or other communications by a Participant to the Bank under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Bank with respect to such compliance. As a condition to the exercise of an option, the Bank may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Bank, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Bank as provided in Section 22.

21. Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the stockholders of the Bank. The Plan shall continue until it is terminated in accordance with Section 18.

22. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Bank within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

23. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Bank or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

24. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Bank or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Bank or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “employee pension benefit plan” or “employee welfare benefit plan” under the Employee Retirement Income Security Act of 1974, as amended.

25. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

26. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the Territory of Guam, except to the extent the internal laws of the Territory of Guam are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

27. Information to Participants. The Bank shall provide to each Participant, during the period for which such Participant has an option outstanding, copies of financial statements at least annually and all annual reports and other information which is provided to all shareholders of the Bank.

28. Sale of Shares. Any shares of Common Stock acquired pursuant to an option granted under the Plan shall only be sold, whether by the Participant or otherwise, through the Bank’s Trust Department.

EXHIBIT A

Bank of Guam 2011 Employee Stock Purchase Plan

SUBSCRIPTION AGREEMENT

Effective with the Offer Period beginning on:

[                    ]

1. PERSONAL INFORMATION [modify data requested as appropriate]

Legal Name (Please Print)
(Last) (First) (MI)	Location
Address
Daytime Telephone
City, State/Country, Zip
Email Address
Employee I.D. No.
Manager

2. ELIGIBILITY. Any Employee whose customary employment is more than twenty (20) hours per week and more than five (5) months per calendar year, who has been an Employee for at least two (years) and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Bank, a Parent or a Subsidiary, whether in stock or options to acquire stock is eligible to participate in the Bank of Guam 2011 Employee Stock Purchase Plan (the “ESPP”); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

3. DEFINITIONS. Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

4. SUBSCRIPTION. I hereby elect to participate in the ESPP and subscribe to purchase shares of the Bank’s Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

5. PAYROLL DEDUCTION AUTHORIZATION. I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed the least of 10% of Compensation nor $21,250 per calendar year) or 1,500 shares of the Common Stock.

Percentage to be Deducted (circle one)    1%    2%    3%    4%    5%    6%    7%    8%    9%     10%

6. ESPP ACCOUNTS AND PURCHASE PRICE. I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Bank Common Stock at the applicable Purchase Price determined in accordance with the ESPP.

7. WITHDRAWAL AND CHANGES IN PAYROLL DEDUCTION. I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Bank Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one occasion during any Offer Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after ten (10) business days from the Bank’s receipt of the Change of Status Notice.

8. PERPETUAL SUBSCRIPTION. I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9. TAXES. I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Bank in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Bank for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Bank may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Bank any tax deductions or benefits contingent on such withholding.

10. DESIGNATION OF BENEFICIARY. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP: [    ] I am single [    ] I am married

Beneficiary (please print)
(Last) (First) (MI)	Relationship to Beneficiary (if any)
Address

City, State/Country, Zip

11. TERMINATION OF ESPP. I understand that the Bank has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date for an Exercise Date within each outstanding Offer Period.

Date:	Employee Signature

Spouse’s signature (if beneficiary is other than spouse)

EXHIBIT B

Bank of Guam 2011 Employee Stock Purchase Plan

CHANGE OF STATUS NOTICE

Participant Name (Please Print)

Employee I.D. Number

WITHDRAWAL FROM ESPP

I hereby withdraw from the Bank of Guam 2011 Employee Stock Purchase Plan (the “ESPP”) and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Bank of a new Subscription Agreement.

[ ]	WITHDRAWAL AND PURCHASE OF COMMON STOCK

Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

[ ]	WITHDRAWAL WITHOUT PURCHASE OF COMMON STOCK

Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Bank ten (10) business days prior to the next Exercise Date.

[ ]	CHANGE IN PAYROLL DEDUCTION

I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

Percentage to be Deducted (circle one)    1%    2%    3%    4%    5%    6%    7%    8%    9%     10%

B-1

An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Bank’s receipt of this notice, unless this change s processed more quickly.

CHANGE OF BENEFICIARY [ ] I am single [ ] I am married

This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

Beneficiary (please print)
	(Last) (First) (MI)	Relationship to Beneficiary (if any)
Address

City, State/Country, Zip

Date:	Employee Signature

Spouse’s signature (if beneficiary is other than spouse)

B-2